Exhibit 99.1

Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. Announces March 31, 2026 Financial Results and Declares Second Quarter 2026 Dividend of $0.42 per Share

BOSTON – May 11, 2026 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced financial results for the first quarter ended March 31, 2026, and that its Board of Directors (the “Board”) has declared a dividend of $0.42 per share for the second quarter of 2026.

“BCSF’s credit fundamentals remained sound across our portfolio with stable, low non-accruals and attractive net investment income that continued to cover our dividend,” said Michael Ewald, Chief Executive Officer of BCSF. “Despite market volatility and a challenging macroeconomic backdrop, we maintained a disciplined and selective approach to a new investment activity, continuing to focus on structures that provide strong lender controls. Given Bain Capital’s longstanding presence and expertise in the core middle market, we believe BCSF remains well-positioned to navigate the current market environment through its predominantly first lien portfolio, broad diversification across industries, and durable balance sheet.”

Quarterly Highlights

•	Net investment income (NII) per share was $0.42, equating to an annualized NII yield on book value of 10.0%(1);

•	Net income per share was $0.05, equating to an annualized return on book value of 1.2%(1);

•	Net asset value per share as of March 31, 2026 was $16.86, as compared to $17.23 as of December 31, 2025;

•	Gross and net investment fundings were $243.2 million and $(12.2) million, respectively; ending net debt-to-equity was 1.28x, as compared to 1.24x as of December 31, 2025(2);

•

Investments on non-accrual represented 1.4% and 0.6% of the total investment portfolio at amortized cost and fair value, respectively, as of March 31, 2026, down from 1.5% and 0.8% of the total investment portfolio at amortized cost and fair value, respectively, as of December 31, 2025;

•

During the quarter, the Company closed an offering of $350.0 million aggregate principal amount of 5.950% unsecured notes due 2031 (the “March 2031 Notes”). In connection with these notes, the Company entered into an interest rate swap agreement to receive a fixed interest rate of 5.950% per annum and pay a floating interest rate of SOFR plus 2.28% per annum; and

•	Subsequent to quarter-end, the Company’s Board of Directors declared a dividend of $0.42 per share for the second quarter of 2026 payable to stockholders of record as of June 15, 2026(3).

Selected Financial Highlights

($ in millions, unless otherwise noted)	Q1 2026	Q4 2025
Net investment income per share	$0.42	$0.46
Net investment income	$27.4	$29.7
Earnings per share	$0.05	$0.43
Regular dividends per share declared and payable	$0.42	$0.42
Special dividends per share declared and payable	$—	$0.18

($ in millions, unless otherwise noted)	As of March 31, 2026	As of December 31, 2025
Total fair value of investments	$2,470.8	$2,508.4
Total assets	$2,601.7	$2,662.6
Total net assets	$1,093.6	$1,117.4
Net asset value per share	$16.86	$17.23

Portfolio and Investment Activity

For the three months ended March 31, 2026, the Company invested $243.2 million in 107 portfolio companies, including $123.6 million in 13 new companies, $110.6 million in 93 existing companies and $9.0 million in SLP. The Company had $255.4 million of principal repayments and sales in the quarter, resulting in net investment fundings of $(12.2) million.

Investment Activity for the Quarter Ended March 31, 2026:

($ in millions)	Q1 2026	Q4 2025
Investment Fundings	$243.2	$167.9
Sales and Repayments	$255.4	$193.2
Net Investment Activity	$(12.2)	$(25.3)

As of March 31, 2026, the Company’s investment portfolio had a fair value of $2,470.8 million, comprised of investments in 212 portfolio companies operating across 30 different industries.

Investment Portfolio at Fair Value as of March 31, 2026:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loan	$1,631.1	66.0%
Second Lien Senior Secured Loan	30.1	1.2
Subordinated Debt	81.7	3.3
Preferred Equity	165.1	6.7
Equity Interest	167.3	6.8
Warrants	0.8	0.0
Investment Vehicles	394.7	16.0
Subordinated Note in ISLP	190.7	7.7
Equity Interest in ISLP	31.6	1.3
Subordinated Note in SLP	166.9	6.8
Preferred and Equity Interest in SLP	5.5	0.2

Total	$2,470.8	100.0%

As of March 31, 2026, the weighted average yield on the investment portfolio at amortized cost and fair value were 10.8% and 10.9%, respectively, as compared to 10.8% and 10.9%, respectively, as of December 31, 2025(4)(5). 92.6% of the Company’s debt investments at fair value were in floating rate securities.

As of March 31, 2026, six portfolio companies were on non-accrual status, representing 1.4% and 0.6% of the total investment portfolio at amortized cost and fair value, respectively.

As of March 31, 2026, ISLP’s investment portfolio had an aggregate fair value of $711.9 million, comprised of investments in 40 portfolio companies operating across 17 different industries. The investment portfolio on a fair value basis was comprised of 94.0% first lien senior secured loans, 0.7% second lien senior secured loans and 5.3% equity interests. 100% of ISLP’s debt investments at fair value were in floating rate securities.

As of March 31, 2026, SLP’s investment portfolio had an aggregate fair value of $1,599.1 million, comprised of investments in 106 portfolio companies operating across 26 different industries. The investment portfolio on a fair value basis was comprised of 99.7% first lien senior secured loans and 0.3% second lien senior secured loans. 100.0% of SLP’s debt investments at fair value were in floating rate securities.

Results of Operations

For the three months ended March 31, 2026 and December 31, 2025, total investment income was $66.2 million and $68.2 million, respectively.

Total expenses (before taxes) for the three months ended March 31, 2026 and December 31, 2025 were $37.9 million and $37.7 million, respectively.

Bain Capital Specialty Finance, Inc.

Net investment income for the three months ended March 31, 2026 and December 31, 2025 was $27.4 million or $0.42 per share and $29.7 million or $0.46 per share, respectively.

During the three months ended March 31, 2026, the Company had net realized and unrealized losses of $24.0 million.

Net increase in net assets resulting from operations for the three months ended March 31, 2026 was $3.4 million, or $0.05 per share.

Capital and Liquidity

As of March 31, 2026, the Company had total principal debt outstanding of $1,467.0 million, including $195.0 million outstanding in the Company’s Sumitomo Credit Facility, $272.0 million outstanding of the debt issued through BCC Middle Market CLO 2019-1 LLC, $300.0 million outstanding in the Company’s senior unsecured notes due October 2026, $350.0 million outstanding in the Company’s senior unsecured notes due March 2030, and $350.0 million outstanding in the Company’s senior unsecured notes due March 2031.

For the three months ended March 31, 2026, the weighted average interest rate on debt outstanding was 4.6%, as compared to 4.6% for the three months ended December 31, 2025.

As of March 31, 2026, the Company had cash and cash equivalents (including foreign cash) of $16.6 million, restricted cash and cash equivalents of $17.6 million, $34.6 million of unsettled trades, net of receivables and payables of investments, and $660.0 million of capacity under its Sumitomo Credit Facility. As of March 31, 2026, the Company had $442.6 million of undrawn investment commitments.

As of March 31, 2026, the Company’s debt-to-equity and net debt-to-equity ratios were 1.34x and 1.28x, respectively, as compared to 1.32x and 1.24x, respectively, as of December 31, 2025(3).

Endnotes

(1)	Net investment income yields and net income returns are calculated on average net assets, or book value, for the respective periods shown.

(2)	Net debt-to-equity represents principal debt outstanding less cash and cash equivalents and unsettled trades, net of receivables and payables of investments.

(3)	The second quarter dividend is payable on June 29, 2026 to stockholders of record as of June 15, 2026.

(4)

The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost or fair value. The weighted average yield does not represent the total return to our stockholders.

(5)

For non-stated rate income producing investments, computed based on (a) the dividend or interest income earned for the respective trailing twelve months ended on the measurement date, divided by (b) the ending amortized cost or fair value, as applicable. In instances where historical dividend or interest income data is not available or not representative for the trailing twelve months ended, the dividend or interest income is annualized.

Conference Call Information

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on May 12, 2026. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalspecialtyfinance.com for a slide presentation that complements the Earnings Conference Call.

Bain Capital Specialty Finance, Inc.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: 1-800-245-3047

•	International: 1-203-518-9765

•	Conference ID: BAIN

All participants will need to reference “Bain Capital Specialty Finance—First Quarter Ended March 31, 2026 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through May 26, 2026 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•	Domestic: 1-844-512-2921

•	International: 1-412-317-6671

•	Conference ID: 11161743

Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of	As of
	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $1,925,871 and $1,891,513, respectively)	$1,916,461	$1,905,297
Non-controlled/affiliate investments (amortized cost of $7,504 and $7,504, respectively)	19,164	18,674
Controlled affiliate investments (amortized cost of $549,483 and $603,650, respectively)	535,173	584,470
Cash and cash equivalents	12,973	23,092
Foreign cash (cost of $3,026 and $2,477, respectively)	3,622	3,151
Restricted cash and cash equivalents	17,593	32,667
Collateral on derivatives	9,813	10,993
Deferred financing costs	3,285	3,543
Interest receivable on investments	35,091	38,023
Interest rate swap	4,979	7,976
Receivable for sales and paydowns of investments	38,101	28,856
Prepaid insurance	277	489
Unrealized appreciation on forward currency exchange contracts	224	—
Dividend receivable	4,920	5,354

Total Assets	$2,601,676	$2,662,585

Liabilities
Debt (net of unamortized debt issuance costs of $17,144 and $10,110, respectively)	$1,454,657	$1,470,796
Interest payable	10,910	12,376
Payable for investments purchased	3,527	2,110
Collateral payable on derivatives	4,760	12,907
Unrealized depreciation on forward currency exchange contracts	2,739	9,061
Base management fee payable	9,085	9,408
Incentive fee payable	5,618	5,877
Accounts payable and accrued expenses	16,825	12,910
Distributions payable	—	9,730

Total Liabilities	1,508,121	1,545,175

Commitments and Contingencies (See Note 10)
Net Assets
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,868,507 and 64,868,507 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	65	65
Paid in capital in excess of par value	1,161,110	1,161,110
Total distributable loss	(67,620)	(43,765)

Total Net Assets	1,093,555	1,117,410

Total Liabilities and Total Net Assets	$2,601,676	$2,662,585

Net asset value per share	$16.86	$17.23

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$39,333	$41,672
Dividend income	619	1,725
PIK income	8,705	6,606
Other income	1,476	2,833

Total investment income from non-controlled/non-affiliate investments	50,133	52,836
Investment income from non-controlled/affiliate investments:
Interest from investments	2	8
PIK income	—	17
Other income	21	42

Total investment income from non-controlled/affiliate investments	23	67
Investment income from controlled affiliate investments:
Interest from investments	10,033	9,148
Dividend income	5,983	4,786
PIK income	2	2

Total investment income from controlled affiliate investments	16,018	13,936

Total investment income	66,174	66,839

Expenses
Interest and debt financing expenses	20,252	18,904
Base management fee	9,085	9,068
Incentive fee	5,618	2,222
Professional fees	700	714
Directors fees	180	174
Other general and administrative expenses	2,069	2,571

Total expenses, net of fee waivers	37,904	33,653

Net investment income before taxes	28,270	33,186
Income tax expense, including excise tax	906	1,076

Net investment income	27,364	32,110

Net realized and unrealized gains (losses)
Net realized gain (loss) on non-controlled/non-affiliate investments	3,820	(20,986)
Net realized loss on non-controlled/affiliate investments	—	(2,967)
Net realized loss on controlled affiliate investments	(13,448)	—
Net realized gain (loss) on foreign currency transactions	66	(249)
Net realized loss on forward currency exchange contracts	(2,989)	(2,405)
Net change in unrealized appreciation on foreign currency translation	(135)	435
Net change in unrealized appreciation on forward currency exchange contracts	6,546	(2,073)
Net change in unrealized appreciation on non-controlled/non-affiliate investments	(23,194)	23,993
Net change in unrealized appreciation on non-controlled/affiliate investments	490	(1,866)
Net change in unrealized appreciation on controlled affiliate investments	4,870	2,555

Total net loss	(23,974)	(3,563)

Net increase in net assets resulting from operations	$3,390	$28,547

Basic and diluted net investment income per share of common stock	$0.42	$0.50
Basic and diluted increase in net assets resulting from operations per share of common stock	$0.05	$0.44
Basic and diluted weighted average common stock outstanding	64,868,507	64,676,192

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through March 31, 2026, BCSF has invested approximately $9,975.9 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. (212) 803-9613

investors@baincapitalbdc.com

Media Contact:

Scott Lessne

Tel. +1 (212) 300-1800

slessne@apcoworldwide.com

Bain Capital Specialty Finance, Inc.